INDEPENDENT AUDITORS' REPORT




The Board of Directors
Double Eagle Petroleum Corporation

We have audited the accompanying balance sheets of Double Eagle Petroleum Corporation (the "Company") as of December 31, 1996 and 1995, and the related statements of operations, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Double Eagle Petroleum Corporation as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





January 30, 1998

                      DOUBLE EAGLE PETROLEUM CORPORATION
                                BALANCE SHEETS


                                                               December 31,
                                                           1996           1995
                                                       -------------------------
Assets
Current assets:
   Accounts receivable                                  $             $
                                                          145,330       117,121
   Notes receivable                                       314,389       254,270
   Crude oil inventory                                     29,154        38,887
   Shop and yard inventory                                 23,588        22,864
                                                       -------------------------
      Total current assets                                512,461       433,142

Property and equipment, at cost:
   Oil and gas properties, successful efforts method    1,615,168     1,436,243
   Land and building                                       25,672        25,672
   Vehicles                                               118,995        94,092
   Office equipment                                        16,560        16,560
                                                       -------------------------
                                                        1,776,395     1,572,567

Less accumulated depreciation, depletion and             (565,039)     (386,634)
amortization
                                                       -------------------------
   Net property and equipment                           1,211,356     1,185,933
                                                       -------------------------
                                                       $1,723,817    $1,619,075
                                                       =========================
Liabilities and Stockholders' Equity Current liabilities:
   Bank overdraft                                      $             $
                                                           13,791         1,375
   Accounts payable                                       136,322       101,994
   Accrued liabilities                                     57,796        38,742
   Line of credit                                          15,178         9,500
   Deferred drilling costs                                114,817        62,150
   Current portion of long-term debt                       18,595         6,411
                                                       -------------------------
      Total current liabilities                           356,499       220,172

Long-term debt                                             29,914        10,941
Production payment payable                                672,634       716,524
Unearned oil and gas income                               865,301     1,136,592

Stockholders' equity:
   Common stock, $1 par value,  10,000 shares
authorized;
      issued  5,000 shares                                  5,000         5,000
   Additional paid-in capital                              53,063        53,063
   Accumulated deficit                                   (258,594)     (523,217)
                                                       -------------------------
      Total stockholders' equity (deficit)               (200,531)     (465,154)
                                                       -------------------------
                                                       $1,723,817    $1,619,075
                                                       =========================

                      See notes to financial statements

                      DOUBLE EAGLE PETROLEUM CORPORATION
                           STATEMENTS OF OPERATIONS



                                                         Year ended December 31,
                                                           1996           1995
                                                       -------------------------

Revenues:
   Oil and gas sales                                    $1,163,931    $1,056,337
   Other income                                            438,789        71,975
   Gain on disposal of assets                                    -         5,373
                                                       -------------------------

   Total revenue                                         1,602,720     1,133,685

Costs and expenses:
   Oil and gas lease operating                             655,659       643,158
   Administrative and general                              493,484       542,234
   Depreciation, depletion and amortization                188,954       162,953
                                                       -------------------------

   Total expenses                                        1,338,097     1,348,345
                                                       -------------------------

Net income (loss)                                     $             $
                                                          264,623      (214,660)
                                                      ==========================




















                      See notes to financial statements

                       DOUBLE EAGLE PETROLEUM CORPORATION
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     Years ended December 31, 1996 and 1995



                                             Common Stock
                                             $1 Par Value              Additional
                                     ------------------------------
                                        Number of                       Paid-In        Accumulated
                                          Shares         Amount         Capital          Deficit        Total
                                     -----------------------------------------------------------------------------
    Balance, December 31, 1994             5,000         $5,000          $53,063       $(308,557)    $(250,494)

    Net loss                                   -              -                -        (214,660)     (214,660)
                                     -----------------------------------------------------------------------------

    Balance, December 31, 1995             5,000          5,000           53,063        (523,217)     (465,154)

    Net income                                 -              -                -         264,623       264,623
                                     -----------------------------------------------------------------------------

    Balance, December 31, 1996             5,000         $5,000          $53,063       $(258,594)    $(200,531)
                                     =============================================================================















                        See notes to financial statements

                       DOUBLE EAGLE PETROLEUM CORPORATION
                            STATEMENTS OF CASH FLOWS

                                                   Year ended December 31,
                                                     1996             1995
                                               ---------------------------------
Cash Flows from Operating Activities
Net income (loss)                                $  264,623      $ (214,660)
Adjustments to reconcile net income (loss) to
   net cash provided by operating activities:
      Depreciation, depletion and amortization      188,954         162,953
      Gain on sale of assets                              -          (5,373)
      Reduction in unearned oil and gas income     (271,292)       (113,408)
      Change in assets and liabilities:
         Increase in accounts receivable            (28,209)         (9,496)
         Increase in notes receivable               (60,119)       (254,270)
         (Increase) decrease  in inventory            9,009         (18,110)
         Increase (decrease) in accounts             34,328         (64,767)
payable
         Increase (decrease) in accrued              19,054         (29,076)
liabilities
         Increase  in deferred drilling costs        52,667          62,150
                                               ---------------------------------

Net cash provided by (used in) operating            209,015        (484,057)
activities

Cash Flows from Investing Activities
Expenditures for property and equipment            (229,603)       (522,168)
Proceeds from sale of assets                         15,228          78,500
                                               ---------------------------------

Net cash used in investing activities              (214,375)       (443,668)

Cash Flows from Financing Activities
Borrowings on line of credit                          5,678           9,500
Borrowings on long-term debt                         51,805          22,913
Principal payments of long-term debt                (20,648)       (294,495)
Proceeds from sale of future oil production               -       1,250,000
Payments on oil production payment liability        (43,891)        (46,642)
                                               ---------------------------------

Net cash provided by (used in) financing             (7,056)        941,276
activities
                                               ---------------------------------

Net increase (decrease) in cash                     (12,416)         13,551

Bank overdraft, beginning of year                    (1,375)        (14,926)
                                               ---------------------------------

Bank overdraft, end of year                       $ (13,791)      $  (1,375)
                                               =================================

Supplemental disclosures:
   Interest paid                                 $    5,249        $ 25,434
                                               =================================

                                        See notes to financial statements

                       DOUBLE EAGLE PETROLEUM CORPORATION

                                          NOTES TO FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies

Description of business

Double Eagle Petroleum Corporation (the Company) was incorporated in the State of Oklahoma on May 19, 1987. The Company is principally engaged in the production of oil and gas. The Company owns working interests and overriding royalty interests in producing oil and gas properties, all located in the State of Oklahoma, and acts as operator of all of the wells.

Inventories

Crude oil inventory is stated at market value. Shop and yard inventory is stated at cost (first-in, first-out).

Property and equipment

The Company follows the successful efforts method of accounting for its oil and gas producing activities. Under the successful efforts method, the Company capitalizes all oil and gas leasehold acquisition costs. For unproved properties, leasehold impairment is recognized based upon an individual property assessment and exploration experience. Upon discovery of commercial reserves, such leasehold costs are transferred to proved properties.

Geological and geophysical expenses, production costs and overhead are charged against income as incurred. Exploratory drilling costs are capitalized when incurred. If exploratory wells are determined to be unsuccessful (dry holes), related costs are expensed. Costs incurred to drill and equip developmental wells, including unsuccessful development wells, are capitalized.

Expenditures related to extensive well workover projects are capitalized upon determining that the workover resulted in significantly increased proved reserves. All other workover costs are expensed as incurred. These costs include those for deepening existing producing wells within the same producing formation when such operations are conducted for the purpose of restoring efficient operating conditions as well as other repair, reconditioning or reworking costs of wells already drilled and operating.

Depreciation, depletion and amortization of the cost of proved producing oil and gas properties, including wells and related equipment and facilities, are determined by the units-of-production method based on quantities produced as a percent of estimated proved recoverable reserves. Depreciation of the office and field equipment is provided for by the straight-line method over estimated useful lives of the related assets.

When complete units of depreciable property are retired or sold, the asset cost and related accumulated depreciation and depletion are eliminated with any gain or loss reflected in income.

Income taxes

Deferred income taxes are provided on all temporary differences between the tax basis and financial basis of the Company's assets and liabilities.

Management estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value

The carrying amounts of accounts receivable and accounts payable approximate their fair value. Based on estimated borrowing rates currently available to the Company for long-term loans with similar terms and average maturities, the aggregate fair value at December 31, 1996 and 1995 of the Company's long-term debt approximates the aggregate carrying amount.

Note 2 - Related Party Transactions

At December 31, 1996 and 1995, the Company had a non-interest bearing note receivable from its President for $268,339 and $193,202, respectively.

Note 3 - Production Payments Payable

In August, 1993, the Company purchased 58 leases and assumed a $1,000,000 vendor's mortgage lien and production payment on those leases. The production payment is to be repaid from fifteen percent (15%) of the revenues received from the sale of oil and gas from the purchased leases with the entire principal balance due in full on August 1, 1998. In the event that the Company sells the leases, the production payment shall also be payable from the sales proceeds. At, December 31, 1996 and 1995, the outstanding balance of the production payment was $672,634 and $716,524, respectively.

Note 4 - Deferred Oil and Gas Revenue

On June 30, 1995, the Company entered into a production and delivery agreement whereby the Company received $1,250,000 in exchange for 109,615 barrels of oil to be produced from specified wells over a period of five (5) years. The Company retained responsibility for all operating costs, production taxes, and delivery costs associated with the production and delivery of the oil. As a result, the proceeds from the transaction were accounted for as deferred revenue when received, which is being recognized over the life of the agreement as the oil is delivered. At December 31, 1996, the Company had delivered a total of 33,735 barrels of oil and recognized oil and gas revenues of $271,291 in 1996 and $113,408 in 1995.

Note 5 - Long-Term Debt

Long-term debt at December 31, 1996 and 1995 consists of vehicle loans collateralized by the vehicles.
                                                     1996            1995
                                                --------------------------------

Bank loan  bearing  interest at 12.5%,  payable
monthly
   at $326,  including  interest,  maturing  on    $   4,774       $  7,949
April 25, 1998

Bank loan  bearing  interest  at 9.9%,  payable
monthly
   at $319,  including  interest,  maturing  on            -          9,403
March 6, 1998

Bank loan  bearing  interest at 8.75%,  payable
monthly
   at $482, including interest, maturing on
   February 24, 2000                                  15,941              -

Bank loan bearing  interest at 14.95%,  payable
monthly
   at $610, including interest, maturing on
   December 20, 2000                                  21,794              -

Other                                                  6,000              -
                                                --------------------------------

                                                      48,509         17,352
Less current maturities                               18,595          6,411
                                                --------------------------------

Total long term debt                                 $29,914        $10,941
                                                ================================

At December 31, 1996, maturities of long-term debt are as follows:

       1997                                   $18,595
       1998                                    12,175
       1999                                    11,914
       2000                                     5,825
                                            ---------------

                                              $48,509
                                            ===============

Note 6 - Income Taxes

No provision (benefit) for income taxes was provided for the years ended December 31, 1996 and 1995 du to the Company's pretax operating losses sustained for income tax purposes.

At December 31, 1996, the Company had net operating loss carryforwards available to offset future taxable income of approximately $100,000 expiring in various years through 2010. The tax benefit of these losses has been offset by a valuation allowance due to the uncertainty of their realization.

Note 7 - Major Customers

The Company had oil and gas sales of 10% or more of total oil and gas sales to two major customers in 1996 and 1995. Such sales accounted for 39% and 24% of oil and gas sales in 1996, and 52%, 23% and 17% of oil and gas sales in 1995.

Note 8 - Subsequent Events

Beginning in August 1997, the Company entered into a series of transactions to effect a plan of business combination. Effective September 2, 1997, the Company was merged into a wholly-owned subsidiary of Oil City Petroleum, Inc. (Oil
City). The stockholders of Double Eagle as of December 31, 1997, received approximately 52% of the Oil City common stock.

Oil City is an oil and gas exploration and production company operating in Oklahoma. Approximately 5% of its stock is publicly held, although not actively traded, and it submits periodic reports to the Securities and Exchange Commission. The business combination will be accounted for as a purchase with Double Eagle being designated the purchasing entity.

Note 9 - Supplemental Information on Oil and Gas Producing Activities(Unaudited)

The following supplemental historical and reserve information is presented in accordance with Financial Accounting Standards Board (FASB) Statement No. 69, "Disclosure of Oil and Gas Producing Activities".

Capitalized Costs

The aggregate amounts of capitalized costs relating to oil and gas producing activities and the aggregate amounts of the related accumulated depreciation, depletion and amortization at December 31, 1996 and 1995 were as follows:

                                                   1996              1995
                                             -----------------------------------
Capitalized costs -
   proved properties                            $1,615,168        $1,436,243

Less accumulated depreciation,
   depletion and amortization                      490,971           322,064
                                             -----------------------------------

                                                $1,124,197        $1,114,179
                                             ===================================

Costs incurred

Costs (capitalized and expensed) incurred in oil and gas property acquisition, exploration and development activities for the years ended December 31, 1996 and 1995 were as follows:

                                                   1996              1995
                                             -----------------------------------
Property acquisition costs -
   proved properties                         $                      $417,536
                                                        -
Development                                       175,824             64,567
                                             -----------------------------------

                                                 $175,824           $482,103
                                             ===================================

Results of Operations

The results of operations from oil and gas activities for the years ended December 31, 1996 and 1995 were as follows:

                                                   1996              1995
                                             -----------------------------------

Oil and gas sales                               $1,163,931        $1,056,337
Production costs                                  (655,658)         (643,158)
Depreciation, depletion and
   Amortizaton                                    (171,234)         (143,778)
                                             -----------------------------------

Results of operations from
   oil and gas producing activities
   (excluding corporate overhead
   and interest costs)                          $  337,039        $  269,401
                                             ===================================

Estimated Quantities of Proved Oil and Gas Reserves

The following table presents the Company's estimate of changes in the proved developed and undeveloped oil and natural gas reserves during the years ended December 31, 1996 and 1995. This information is derived from management's estimates of future net oil and gas reserves and were not prepared by an independent petroleum engineer. Reserve estimates are based on a complex and highly interpretative process which is subject to continuous revisions as additional production and development drilling information becomes available. The quantities reported below are only those amounts which the Company can reasonably expect to recover from known reservoirs under existing economic and operating conditions using current prices and operating costs. All oil and gas reserves are located in the State of Oklahoma. The Company does not have any long-term supply contracts with foreign governments or reserves of equity investees.

                                  Natural Gas            Oil and Condensate
                          -----------------------------------------------------
                                     (MCF)                     (Bbls)
                              1996          1995          1996        1995
                              ----          ----          ----        ----
Proved developed and
  undeveloped reserves
      Beginning of year     1,481,266     1,150,739      761,731      664,119
      Extensions,
discoveries                         -       522,093            -      159,573
         and        other
additions
      Production             (180,603)     (191,566)     (70,702)     (61,961)
                          -----------------------------------------------------

      End of year           1,300,663     1,481,266      691,029      761,731
                          =====================================================

Proved developed reserves
      Beginning of year     1,481,266     1,150,739      761,731      664,119
      End of year           1,300,663     1,481,266      691,029      761,731

Based on information available as of the date of the issuance of these financial statements, there has been no major discovery or event that is believed to have caused a significant change in the estimated proved reserves of the Company, except as otherwise disclosed in Note 8 - Subsequent Events.

Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Relating to Proved Oil and Gas Reserves

The following is a summary of a standardized measure of discounted future net cash flows related to the proved oil and gas reserves of the Company as of June 30, 1997. For these calculations, estimated future cash flows from estimated future production of proved reserves were computed using oil and gas prices as of the end of the period presented. Future development and production costs attributable to the proved reserves were estimated assuming that existing conditions would continue over the economic life of the properties, and costs were not escalated for the future. The information presented below should not be viewed as an estimate of the fair value of the properties nor should it be considered indicative of any future trends.

Future cash inflows                                             $19,399,000
Future production and development costs                         (10,505,000)
Discounts of future net cash flows at 10% per annum              (3,921,000)
                                                              ------------------

Standardized measure of discounted future net cash flows       $  4,972,000
                                                              ==================

                             ADDITIONAL INFORMATION

                                           INDEPENDENT AUDITORS' REPORT
                                            ON ADDITIONAL INFORMATION



The Board of Directors
Double Eagle Petroleum Corporation


Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The information in the following section is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audits of the basic financial statements and, accordingly, we do not express an opinion on it.



January 30, 1998

                                      DOUBLE EAGLE PETROLEUM CORPORATION
                                              INTERIM BALANCE SHEET
                                                   (UNAUDITED)

                                                                 August 31,
                                                                    1997
                                                              ------------------
Assets
Current assets:
   Accounts receivable                                          $   160,045
   Inventory                                                        188,146
                                                              ------------------
      Total current assets                                          348,191

Property and equipment, as cost:
   Oil and gas properties, successful efforts method              3,526,474
   Land and building                                                124,672
   Vehicles                                                         117,870
   Office equipment                                                  16,560
                                                              ------------------
                                                                  3,785,576
   Less accumulated depreciation, depletion
      and amortization                                              611,347
                                                              ------------------
   Net property and equipment                                     3,174,229

   Other assets                                                      39,644
                                                              ==================
                                                                 $3,562,064
                                                              ==================

Liabilities and Stockholders' Equity
Current liabilities:
   Bank overdraft                                              $     60,851
   Accounts payable                                                 166,439
   Accrued liabilities                                               58,149
   Deferred drilling costs                                           30,000
   Current portion of long-term debt                                101,565
                                                              ------------------
      Total current liabilities                                     417,004

Long-term debt                                                      262,656
Deferred oil and gas income                                         684,441

Stockholders' equity:
   Common stock, $.001 par value, 30,000,000 shares
      authorized; 21,366,620 shares issued and outstanding           21,367
   Additional paid-in capital                                     2,064,337
   Retained earnings                                                112,259
                                                              ------------------
Total stockholders' equity                                        2,197,963
                                                              ==================
                                                                 $3,562,064
                                                              ==================


           See Independent Auditors' Report on Additional Information

                       DOUBLE EAGLE PETROLEUM CORPORATION
                                            INTERIM INCOME STATEMENTS
                                                   (UNAUDITED)


                                                 Eight Months Ended August 31,
                                                     1997            1996
                                                --------------------------------

Revenues:
   Oil and gas sales                            $   933,595        $833,206
   Other income                                     188,849         156,212
   Gain on disposal of assets                       218,134               -
                                                --------------------------------
                                                  1,340,578         989,418

Costs and expenses:
   Oil and gas lease operating                      450,928         427,222
   Administrative and general                       392,828         327,739
   Depreciation, depletion and amortization         125,970         125,970
                                                --------------------------------
                                                    969,726         880,931
                                                --------------------------------

Income before income taxes                          370,852         108,487

Provision for income taxes                          103,000               -

Net income                                         $267,852        $108,487
                                                ================================

















           See Independent Auditors' Report on Additional Information

                       DOUBLE EAGLE PETROLEUM CORPORATION
                          INTERIM CASH FLOW STATEMENTS
                                                   (UNAUDITED)


                                                Eight Months Ended August 31,
                                                     1997            1996
                                               ---------------------------------

Net cash flows from operating activities        $  (329,547)       $119,337

Cash flows from Investing Activities
Expenditures for property and equipment             (44,769)        (95,841)
Proceeds from sale of assets                        258,717               -
                                               ---------------------------------
Net cash provided by (used in) investing            213,948         (95,841)
activities

Cash flows from Financing Activities
Proceeds of long-term debt                          163,256          20,012
Principal payments of line of credit and
   long-term debt                                   (63,579)        (14,138)
Reduction of oil production payment liability       (31,138)        (29,261)
                                               ---------------------------------
Net cash provided by (used in) financing             68,539         (23,387)
activities
                                               ---------------------------------

Net increase (decrease) in cash                     (47,060)            109

Bank overdraft, beginning of period                 (13,791)         (1,375)
                                               ---------------------------------

Bank overdraft, end of period                   $   (60,851)     $   (1,266)
                                               =================================

Interest paid                                   $    30,160      $    3,499

Supplemental disclosure of noncash investing
and
   financing activities:
      Issuance of 6,348,920 shares of stock
to acquire
         certain oil and gas working             $2,027,641     $
interests and                                                             -
         production payment obligation
      Acquisition of property and equipment
financed                                        $   490,926               -
         by notes payable
      Reduction of notes receivable in
exchange for                                    $   259,104               -
         property and equipment




           See Independent Auditors' Report on Additional Information

                                       DOUBLE EAGLE PETROLEUM CORPORATION
                                      NOTES TO INTERIM FINANCIAL STATEMENTS


Note 1 - Summary of Significant Accounting Policies

Description of business

Double Eagle Petroleum Corporation (the Company) was incorporated in the State of Oklahoma on May 19,1987. The Company is principally engaged in the production of oil and gas. The Company owns working interests and overriding royalty interests in producing oil and gas properties, all located in the State of Oklahoma, and acts as operator of all the wells.

Note 2 - Interim Financial Information

The interim financial information as of August 31, 1997 and for the eight months ended August 31, 1997 and 1996, is unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments necessary to present fairly the financial position of the Company and the results of operations and cash flows with respect to the interim financial statements, have been included. The operating results for the interim periods are not necessarily indicative of results for the full year.

Note 3 - Equity Transactions

Effective August 4, 1997, the Company amended its Certificate of Incorporation to, among other things, increase the authorized capital to 30,000,000 shares of $.001 par value common stock. Concurrent with this action, the original shareholders, consisting of the President and his immediate family members, surrendered their stock and were issued 15,017,700 shares of common stock.

Effective August 20, 1997 the Company issued 3,585,000 shares of common stock for all of the issued and outstanding shares of Elite Enterprises, Inc. (Elite). Elite is an unrelated, privately held oil and gas production company owned by James G. Borem.

Effective August 20, 1997, the Company issued 598,920 shares of common stock in exchange for certain working interests in oil and gas properties and its production payment obligation to entities controlled by William Gene Moser (Moser Purchase).

Effective August 20, 1997, the Company issued a total of 2,165,000 shares of common stock in exchange for certain working interests in oil and gas properties owned by entities controlled by Don Busby (Busby Purchase).

The above acquisitions have been accounted for as purchase transactions.

                            OIL CITY PETROLEUM, INC.
                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS


INTRODUCTION

Oil City Petroleum, Inc. (Oil City) was incorporated in the State of Texas on August 4, 1978. Oil City is principally engaged in the production of oil and gas. Oil City owns working interests and overriding royalty interests in producing oil and gas properties, all located in the State of Oklahoma, and acts as operator of the oil wells on two leases which constitute the bulk of its working interests. Oil City also owns a commercial office building in Tulsa, Oklahoma, consisting of 8,400 square feet of office space. Oil City deems its oil and gas producing activities to be the most important segment of its business based on current and potential future revenues derived therefrom.

Double Eagle Petroleum Corporation (Double Eagle) was incorporated in the State of Oklahoma on May 19, 1987. Double Eagle is principally engaged in the exploration and production of oil and gas. The Company owns working interests and overriding royalty interests in producing oil and gas properties, all located in the state of Oklahoma, and acts as operator of all of the wells.

Effective August 4, 1997, Double Eagle amended its Certificate of Incorporation to, among other things, increase the authorized capital to 30,000,000 shares of $.001 par value common stock. Concurrent with this action, the original shareholders, the President and his immediate family members, surrendered their stock and were issued 15,017,700 shares of common stock.

Effective August 20, 1997 Double Eagle issued 3,585,000 shares of common stock for all of the issued and outstanding shares of Elite Enterprises, Inc. (Elite). Elite is an unrelated, privately held oil and gas production company, owned by James G. Borem. Elite had oil and gas revenues for the year ended August 31, 1997 of approximately $163,000.

Effective August 20, 1997, Double Eagle issued 598,920 shares of common stock in exchange for certain working interests in oil and gas properties and a certain production payment from entities controlled by William Gene Moser (Moser Properties). The revenue from the oil and gas properties for the year ended August 31, 1997 amounted to approximately $136,500. The remaining balance of the production payment at the date of the acquisition was approximately $642,000.

Effective August 20, 1997, Double Eagle issued a total of 2,165,000 shares of common stock in exchange for certain working interests in oil and gas properties owned by entities controlled by Don Busby (Busby Properties). The revenue from the oil and gas properties for the year ended August 31, 1997 was approximately $184,000.

The above acquisitions have been accounted for as purchase transactions.

Effective September 2, 1997, Oil City issued 21,366,620 shares of its common stock in exchange for all of the issued and outstanding common stock of Double Eagle. The business combination will be accounted for as a purchase with Double Eagle being designated the purchasing entity.

The following unaudited pro forma financial statements present the historical results of Double Eagle and give effect to the following pro forma adjustments as if such transactions were made effective September 1, 1996: (i) the acquisition of Elite; (ii) the acquisition of the Moser properties; (iii) the acquisition of the Busby properties; (iv) merger of Oil City with Double Eagle;
(v) the adjustment to depreciation, depletion and amortization expense for the increase in carrying value of oil and gas properties; (vi) the reduction in interest expense related to the production payment acquired from Moser; and
(vii) the reduction in other income generated from billings to Moser and Busby for oil field services.

The Oil City merger financial data is derived from audited financial statements as of August 31, 1997. Purchase accounting adjustments to fair value are not material.

The pro forma financial data do not purport to represent what the Company's financial position or results of operations would actually have been if such transactions in fact had occurred at the September 1, 1996 or to project the Company's financial position or results of operations for any future period.

                            OIL CITY PETROLEUM, INC.
                             PRO FORMA BALANCE SHEET
                                 AUGUST 31, 1997
                                   (UNAUDITED)


                                                                           Pro
                            Oil      Double    Moser    Busby             Forma
                           City      Eagle     Group    Group    Elite   Adjustments Total
                         -------------------------------------------------------------------
Assets
Current assets:
                         $         $          $        $        $        $        $
   Accounts receivable     27,961    160,045         -       -       -         -   188,006
   Inventory                6,005    188,146                                       194,151
   Other current assets    28,275          -                                        28,275
                         -------------------------------------------------------------------
      Total current        62,241    348,191         -       -          -      -   410,432
      assets

Property and
equipment,at cost:
   Oil and gas
   properties,            218,885  2,140,329   522,257 443,888    420,000      -  3,745,359
   successful
   efforts method
   Land and building      261,101    124,672         -       -          -      -   385,773
   Vehicles                          117,870         -       -          -      -   117,870
   Office equipment         7,945     16,560         -       -          -      -    24,505
                         -------------------------------------------------------------------
                          487,931  2,399,431   522,257 443,888    420,000      -  4,273,507

   Less accumulated
   depreciation,          207,401    611,347         -       -          -  63,496(a)882,244
      depletion and
      amortization
                         -------------------------------------------------------------------
   Net property and       280,530  1,788,084   522,257 443,888    420,000(63,496)  3,391,263
    equipment

   Other assets                 -     39,644         -       -          -      -      39,644
                         ===================================================================
                         $342,771 $2,175,919 $ 522,257   $443,888$420,000$(63,496)$3,841,339
                         ===================================================================





Liabilities          and
stockholders' equity
   Current liabilities:
      Bank overdraft     $         $                 $       $                 $  $
                                -     60,851                       $                60,851
      Accounts payable     42,035    166,439         -       -          -      -   208,474
      Accrued                   -     58,149         -       -          -           58,149
liabilities
      Deferred  drilling        -     30,000         -       -          -      -    30,000
costs
      Current    portion   13,512          -         -       -          -      -    13,512
of long-term debt
                         -------------------------------------------------------------------
         Total   current   55,547    315,439         -       -          -      -   370,986
liabilities

Long-term debt            133,878    364,221         -       -          -      -   498,099
Production       payment        -    641,496  (641,496)      -          -      -         -
payable
Deferred   oil  and  gas        -    684,441         -       -          -      -   684,441
income
                         -------------------------------------------------------------------
                          189,425  2,005,597  (641,496)      -          -      -  1,553,526

Stockholders' equity:
   Common stock,  no par
value,
      30,000,000  shares
authorized;
      29,625,920  shares
issued and
      outstanding      5,692,571     15,018       599   2,165      3,585           5,713,938
   Additionalpaid-in   3,265,614     43,045  1,163,154$441,723    416,415          5,329,951
   capital
   Retained earnings  (8,804,839)   112,259         -       -            -(63,496)(8,756,076)
                         -------------------------------------------------------------------
Total stockholders'      153,346    170,322  1,163,753$443,888    420,000 (63,496) 2,287,813
equity
                         ===================================================================
                        $342,771 $2,175,919  $ 522,257 $443,888  $420,000$(63,496)$3,841,339
                         ===================================================================

(a)  Represents the additional depreciation, depletion and amortization.





                            OIL CITY PETROLEUM, INC.
                          PRO FORMA STATEMENT OF INCOME
                       FOR THE YEAR ENDED AUGUST 31, 1997
                                   (UNAUDITED)


                                                                                                     Pro
                                         Oil       Double       Moser      Busby                    Forma
                                        City        Eagle       Group      Group       Elite     Adjustments     Total
                                     --------------------------------------------------------------------------------------
Revenues:
   Oil and gas sales                 $           $1,439,456   $136,530    $184,109    $162,956  $             $1,968,305
                                        45,254                                                          -
   Other income                         44,952     188,849           -           -           -  (163,840)        69,961
                                                                                                        a
   Gain on disposal of assets                -     218,134           -           -           -          -       218,134
                                     --------------------------------------------------------------------------------------
                                        90,206   1,846,439     136,530     184,109     162,956   (163,840)    2,256,400

Costs and expenses:
   Oil and gas lease operating          71,272     844,267      64,136      99,704      66,194   (163,840)      981,733
   expenses.
   Write down of oil and gas           352,645                                                                  352,645
   properties.
   Administrative and general          243,812     558,973           -           -           -    (33,724) b    769,061
   Depreciation, depletion and          20,061     188,954           -           -           -     63,496  c    272,511
   amortization.
                                     --------------------------------------------------------------------------------------
                                       687,790   1,592,194      64,136      99,704      66,194   (134,068)    2,375,950
                                     --------------------------------------------------------------------------------------

Net income (loss)                    $(597,584)  $ 254,245   $  72,394   $  84,405   $  96,762  $ (28,772)    $(119,550)
                                     ======================================================================================





(a) Represents the elimination of other income items billed to Moser and Busby by Double Eagle. (b) Represents the reduction of Double Eagle interest expense related to the Moser production payment. (c) Represents the additional depreciation, depletion and amortization.